CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The  Board  of  Directors
TMI  Holdings,  Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2002 with respect to the balance sheet of TMI Holdings, Inc. (formerly Thrift Management, Inc.) as of December 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended December 30, 2001 and December 31, 2000.


/s/  Berkowitz  Dick  Pollack  &  Brant  LLP
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Berkowitz  Dick  Pollack  &  Brant  LLP

Miami,  Florida
March  1,  2003